Exhibit 99.1

Vertex Energy, Inc. Announces Better Than Expected Thermal-Chemical Extraction Process Production Volume for March 2010

HOUSTON--(BUSINESS WIRE)--Vertex Energy, Inc. (“Vertex” or the “Company”) (OTCBB:VTNR), a leader in the aggregation, recycling and processing of distressed hydrocarbon streams, today announced better than expected production volume from its licensed Thermal-Chemical Extraction Process (“TCEP”) for the month of March 2010. The Company produced over 30,000 barrels of diesel replacement product for use in ship fuel during the month of March 2010, versus a previously forecasted volume of approximately 22,000 barrels as outlined in its Form 8-K filing filed with the Securities and Exchange Commission on January 15, 2010.

“We were very pleased with the production from our TCEP process in March of this year,” said Benjamin P. Cowart, Vertex’s Chief Executive Officer. “During the first week of March we temporarily halted production to implement some process improvements designed to increase throughput and enhance the efficiency of the process. We were able to put these improvements into place quickly and saw the benefits during the duration of the month as evidenced by exceeding our forecasted production volume by over thirty percent.”

Vertex has been selling finished product from its licensed Thermal-Chemical Extraction Process, a business initiative within the Refining & Marketing Division since July of 2009. “It is my belief that our TCEP results for March mark a significant turning point for the Company,” said Mr. Cowart. “While we still have additional improvements to make, we are very encouraged by these results and believe that TCEP will be one of the key business areas that will drive the growth of Vertex in the years to come,” concluded Mr. Cowart.

ABOUT VERTEX ENERGY, INC.

Vertex Energy, Inc. (OTCBB:VTNR) is a leader in the aggregation, recycling and processing of distressed hydrocarbon streams thereby reducing the United States’ reliance on foreign crude oil. Vertex’s focus, as a participant in the alternative energy and environmentally friendly investment sectors, is on creating increased value in the products it manages and produces through a variety of strategies and technologies that facilitate the re-refining of used oil and off specification commercial chemical products into higher value commodities. By creating higher value products from distressed hydrocarbon streams, the Company is positioned to produce both financial and environmental benefits. Vertex is based in Houston, Texas with offices in Georgia and California. More information on the Company can be found at www.vertexenergy.com.

This press release may contain forward-looking statements, including information about management’s view of Vertex’s future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”). In particular, when used in the preceding discussion, the words "believes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of Vertex, its divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents Vertex files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on Vertex’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Vertex cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Vertex undertakes no obligation to update these statements after the date of this release, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex.

Contacts

Vertex Energy, Inc.
Matthew Lieb, 310-230-5450
matthewl@vertexenergy.com

Or

Gross Capital, Inc.
Barry Gross, 361-949-4999
vertex@grosscapital.com